                                VOTING AGREEMENT
                                ----------------


     This Voting Agreement (this "Agreement") is made as of April 7, 1995 by and among NORTH CENTRAL PERSONNEL, INC., an Ohio corporation ("NCP") and AMSERV HEALTHCARE INC., a Delaware corporation (the "Company").

     WHEREAS, NCP will acquire 426,794 shares (the "Shares") of the Class A Redeemable Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock") pursuant to a Stock Purchase Agreement, dated as of April 7, 1995 ("Stock Agreement");

     WHEREAS, NCP and the Company desire to provide greater certainty with respect to their future relationships including certain restrictions on the shares of Preferred Stock;

     WHEREAS, the Stock Agreement contemplates that this Agreement be executed and delivered by the parties hereto contemporaneously with the execution and delivery of the Stock Agreement and as a condition to effectuating the Stock Agreement; and

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I
                         REPRESENTATIONS AND WARRANTIES

     SECTION 1.01 Representations and Warranties of NCP. NCP hereby represents and warrants to the Company as follows:

          (a) Authorization of NCP.  The execution, delivery and performance of
              --------------------
     this Agreement and all other actions relating hereto by NCP have been duly and validly authorized by the Board of Directors of NCP. This Agreement to be signed by NCP constitutes validly executed and delivered and binding obligations of NCP enforceable in accordance with its terms.

          (b) Consents; Conflicts.  Neither the execution nor the delivery of
              -------------------
     this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof will (i) conflict with or result in a breach of the Certificate of Incorporation or Bylaws of NCP, or (ii) to NCP's knowledge, violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority or (iii) violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) any material agreement or writing of any nature to which NCP is bound. Except as otherwise described herein, no consent, approval or authorization of, or designation, declaration or filing with any governmental authority or other persons or entities on the part of NCP is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 1.02 Representations and Warranties of the Company. The Company hereby represents and warrants to NCP as follows:

          (a) Authorization of the Company.  The execution, delivery and
              ----------------------------
     performance of this Agreement and all other actions relating hereto by the Company have been duly and validly authorized by the Board of Directors of the Company. This Agreement to be signed by the Company constitutes validly executed and delivered and binding obligations of the Company enforceable in accordance with its terms.

          (b) Consents; Conflicts.  Neither the execution and delivery of this
              -------------------
     Agreement nor the consummation by the Company of the transactions contemplated hereby, nor compliance with any of the provisions hereof will:
     (i) conflict with or result in a breach of the Certificate of Incorporation or Bylaws of the Company; (ii) violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority; or (iii) violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) any material agreement or writing of any nature to which the Company is a party or by which it or its assets or properties may be bound. Except as otherwise described herein, no consent, approval, authorization of, or designation, declaration or filing with any governmental authority or other persons or entities on the part of the Company is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.


                                   ARTICLE II
                          LIMITATIONS AND RESTRICTIONS

     SECTION 2.01 Voting; Impairment. NCP agrees that during the term of this Agreement, at every meeting of stockholders of the Company and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, NCP will vote all of the Shares in accordance with the recommendations of the Board on all matters with respect to possible change in contests transactions, change in Board composition contests and Board elections, including but not limited to, consent, proxy and stockholder solicitations. Concurrent with the execution of this Agreement, NCP agrees to deliver to the Company a proxy (which is coupled with an interest) in the form of EXHIBIT A (the "Proxy"), which shall be irrevocable to the extent provided in
Section 212 of the Delaware General Corporation Law, covering all of the Shares. Notwithstanding this Section, nothing herein shall require NCP to take any action which would directly and adversely impair the priority or redemption rights of the Preferred Stock. In the event of any such action, the Board will promptly notify NCP.

     SECTION 2.02 Transfer of Shares. Any transferee of any shares of the Preferred Stock takes such shares of Preferred Stock subject to this Agreement and the Proxy. In the event NCP transfers any shares of Preferred Stock, such transferee shall be subject to and bound by this Agreement and the Proxy as if such transferee actually executed a copy of this Agreement.

     SECTION 2.03 Effect of Non-Compliance. No action or inaction, sale, purchase or other acquisition or assignment, transfer, grant of an option with respect to or other disposition of any interest in (or agreement, arrangement or understanding with respect to the foregoing) any of the Preferred Stock in violation of the provisions of this Agreement shall be valid; and the Company shall not transfer such Preferred Stock on the books of the Company, nor shall such Preferred Stock be entitled to vote during the period of any violation of this Agreement. Nothing in the preceding sentence shall waive or deprive the Company of any other rights or remedies it may have in this Agreement or at law for any sale of Preferred Stock in violation of this Agreement. The above disqualifications shall be in addition to and not in lieu of any other remedies, legal or equitable, to enforce these provisions.


                                  ARTICLE III
                                 MISCELLANEOUS

     SECTION 3.01 Board Action. For purposes of this Agreement all references in this Agreement to any recommendation, action, consent, invitation, approval, determination, request or waiver by the Board shall mean recommendation, action, consent, invitation, approval, determination, request or waiver which is authorized by a majority of the directors or any committee so delegated by the Board. Unless otherwise determined by the Board, it shall also mean action, consent, invitation, approval, determination, request or waiver which is authorized by a majority of the directors who serve on the Executive Committee of the Board.

     SECTION 3.02 Interpretation. For all purposes of this Agreement, the term Shares of Preferred Stock shall include any securities of an issuer entitled to vote for the election of directors of an issuer which securities the holders of the Preferred Stock shall have received or as a matter of right be entitled to receive as a result of (i) any capital reorganization or reclassification of the capital stock of the Company, (ii) any consolidation, merger or share exchange of the Company with or into another corporation or
(iii) any sale of all or substantially all the assets of the Company.

     SECTION 3.03   Enforcement.

          (a) The Company and NCP each acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not complied with in accordance with their specific terms. Accordingly, each of the parties will be entitled to any injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

          (b) No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     SECTION 3.04 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. This Agreement may be amended only by a written instrument duly executed by the parties.

     SECTION 3.05 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

     SECTION 3.06 Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

     SECTION 3.07 Counterparts. This Agreement may be executed in two or more counterparts, and each such executed counterpart will be an original instrument.

     SECTION 3.08 Notices. All notices, claims, certificates, requests, demands and other communications ("Communication") hereunder shall be in writing and shall be deemed to have been duly given when (i) mailed by registered or certified mail, postage prepaid, (ii) sent by reliable overnight courier, or
(iii) telecopied and followed immediately by copy mailed, addressed as follows:

     If to the Company, to:

          AMSERV HEALTHCARE INC.
          3252 Holiday Court, Suite 204
          La Jolla, California  92037
          Attn:  Eugene J. Mora, Chairman
          Telecopy No.:  (619) 597-1001
     with a copy to:

          Katten Muchin & Zavis
          525 West Monroe Street
          Suite 1600
          Chicago, Illinois  60601-3693
          Attn:  Jeffrey R. Patt, Esq.
          Telecopy No.:  (312) 902-1061

     If to NCP to:

          North Central Personnel, Inc.
          713 South Main Street
          Mansfield, Ohio  44907
          Attn:  Diane Gurik, President

     with a copy to:

          70 Park Avenue West
          Mansfield, Ohio  44902
          Telecopy No.:  (419) 525-3810
          Attn:  Bud Vetter, Esq.

or to such other addresses as the person to whom notice is to be given may have furnished to the other in writing in accordance herewith. A Communication given by any other means shall be deemed duly given when actually received by the addressees.

     SECTION 3.09 Assignment No Third-Party Beneficiaries. Except as expressly provided in this Agreement, this Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any party without the prior written consent of the Company. Any other assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the Company shall be void and of no effect. If any party assigns any rights or duties hereunder pursuant to the provisions of this Agreement, such party shall not be relieved of its obligations hereunder and such party unconditionally guarantees the performance by the assignee of such party's obligation hereunder. This Agreement is intended for the benefit of and is enforceable by the Company. This Agreement is not intended, and shall not, confer any rights or benefits on any persons other than the parties hereto. Notwithstanding the foregoing, a transferee who acquires any shares of the Preferred Stock will succeed and be subject to the rights and obligations of the transferor under this Agreement.

     SECTION 3.10 Term. This Agreement shall continue in full force and effect until the earlier to occur of: (a) there are no shares of Preferred Stock outstanding or (b) the tenth anniversary of the date of this Agreement.

     SECTION 3.11 Governing Law. This Agreement shall be construed under and in accordance with the laws of the State of Delaware. If a party hereunder shall default on any term under this Agreement, the other party may enforce this Agreement by specific performance; or such party shall have any and all other remedies available to it at law or in equity.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.


AMSERV HEALTHCARE INC.                 NORTH CENTRAL PERSONNEL, INC.


- -----------------------------          -----------------------------------
By:  Eugene Mora                       By:  Diane Gurik
Its: Chairman                          Its:  President

                                   EXHIBIT A

                           IRREVOCABLE PROXY TO VOTE
                             AMSERV HEALTHCARE INC.


     The undersigned stockholder (the "Stockholder") of AMSERV HEALTHCARE INC., a Delaware corporation (the "Company"), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law) appoints Eugene Mora, as agent for the Board of Directors of the Company, as the sole and exclusive attorney and proxy of the Stockholder, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to the 426,794 shares of Class A Redeemable Preferred Stock, $.01 par value (the "Preferred Stock") of the Company and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the Stockholder as of the date of this Proxy are listed on the final page of this Proxy. Upon the Stockholder's execution of this Proxy, any and all prior proxies given by the Stockholder with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This proxy is irrevocable (to the extent provided in Section 212 of the Delaware Corporation law), coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between the Company and the Stockholder, and is granted in consideration of Company entering into that certain Amendment No. 2 to the Asset Purchase Agreement of even date herewith, among the Company, the Stockholder and AMSERV HEALTHCARE OF OHIO, INC. and the Stock Purchase Agreement of even date herewith between the Company and the Stockholder. As used herein the term "Expiration Date" shall mean the earlier to occur of (i) there are no shares of Preferred Stock outstanding or
(ii) the tenth anniversary of this Irrevocable Proxy.

     The attorney and proxy named above is hereby authorized and empowered by the Stockholder, at any time prior to the Expiration Date, to act as the Stockholder's attorney and proxy to vote the Shares, and to exercise all voting rights of the Stockholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to
Section 228 of the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting in accordance with the recommendations of the Board of Directors of the Company on all matters with respect to possible change in control contests, change in Board composition contests and Board elections, including but not limited to, consent, proxy and stockholder solicitations.

     Any obligation of the Stockholder hereunder shall be binding upon the successors and assigns of the Stockholder.

     This proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law).

Dated:  April 7, 1995                  NORTH CENTRAL PERSONNEL, INC.


                                       ______________________________
                                       By:  Diane Gurik
                                       Its: President



                                       Shares beneficially owned:

                                       426,794 shares of Class A Redeemable
                                       Preferred Stock


                                      A-2